Exhibit 99.3
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                               SERVICING AGREEMENT

         THIS SERVICING AGREEMENT (this "Agreement") is made as of November 29, 2005, by and among CONEXANT SYSTEMS, INC., a Delaware corporation ("Conexant" or, in its capacity as initial servicer hereunder, "Servicer"), and CONEXANT USA, LLC, a Delaware limited liability company ("Purchaser").

A. Conexant and Purchaser have entered into the Purchase Agreement, pursuant to which Seller has agreed to sell, and Purchaser has agreed to purchase, from time to time, certain of Seller's Accounts Receivable (as more fully defined below, the "Purchased Receivables").

B. Purchaser desires to have Servicer administer and service the Purchased Receivables commencing on the Closing Date until the Program Termination Date, and Servicer desires to so administer and service the Purchased Receivables, all pursuant to the terms and conditions of this Agreement.

C. In the Purchase Agreement, Purchaser and Seller (i) have acknowledged that certain, but not necessarily all, of the Accounts Receivable from time to time owing by a given Account Debtor may be sold to Purchaser and that each such Account Debtor may experience confusion at a given time over to whom it should make payment on such Accounts Receivable and (ii) have agreed that, to mitigate this risk of confusion and the associated delay in collecting such Accounts Receivable (both Purchased Receivables and Unsold Receivables), Seller may direct those Account Debtors who have been pre-approved by the Underwriter and whose Accounts Receivable are nominally eligible for purchase by Purchaser to make payment on Unsold Receivables to the Lockbox. Purchaser and Servicer desire to establish the terms and conditions of Servicer's obligations with respect to the payment of collections on such Unsold Receivables to Seller.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Servicer and Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Certain Definitions. Unless otherwise defined herein, all terms with their initial letters capitalized shall have the meanings given such terms in that certain Credit and Security Agreement dated the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), by and between Purchaser and Wachovia Bank, National Association (the "Lender").

         1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the



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Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of Conexant and its Subsidiaries.

         1.03 References. Unless otherwise indicated, references in this Agreement to "articles," "exhibits," "schedules," "sections," and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

         1.04 Terminology. The terms "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Program Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and "include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Philadelphia, Pennsylvania, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue," be "continuing," or "in existence" until such Event of Default has been waived in writing by Lender or cured. Whenever the phrase "to the best of Purchaser's knowledge" or words of similar import relating to the knowledge or the awareness of any Purchaser are used herein, such phrase shall mean and refer to the actual knowledge of a Senior Officer of Purchaser. All references to "acceptable" or "satisfactory" shall, unless expressly provided otherwise, be deemed to mean "reasonably acceptable" or "reasonably satisfactory." All calculations of money values shall be in Dollars. To the extent that any party hereto shall have the right to consent to the taking of any action hereunder, such consent shall not be unreasonably withheld or delayed (unless otherwise specifically indicated).

                                   ARTICLE II
                             SERVICES AND PROCEDURES

         2.01 Services.

         (a) Subject to the terms of this Agreement and commencing on the Closing Date, Servicer shall provide, using the same degree of skill and attention that Servicer has exercised with respect to its Accounts Receivable prior to the date hereof and, except as otherwise expressly noted herein, in all material respects in accordance with the Policy and the credit and collection policies and procedures delivered to Lender on or before the Closing Date (as the same may be amended from time to time as provided herein, the "Policies and Procedures"), all of the services with respect to the Purchased Receivables as Conexant provided with respect to its own Accounts Receivable immediately prior


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to the date hereof and as otherwise provided herein, including, without limitation, the servicing, processing, collection, and administration of the Purchased Receivables and the services specified in Exhibit A (collectively, the "Services").

         (b) Servicer acknowledges and agrees that certain collections on Unsold Receivables may be directed to the Lockbox (for purposes of mitigating Account Debtor confusion over to whom such Account Debtors should direct payment). Servicer and Purchaser agree that all items of payment or other collections on Unsold Receivables received into the Lockbox will be endorsed over to Purchaser and deposited in the Purchaser's Account and, on each Settlement Date, such items of payment or other collections will be paid over to Seller, in full, in accordance with Seller's lawful instructions provided from time to time to Purchaser, Servicer, and Lender, to the extent such items of payment or other collections (i) have been reasonably identified as payment on an Unsold Receivable, (ii) have cleared the customary bank collection process for payments of like kind, and (iii) were identified in the IRPF Receivables Report delivered on the Preparation Date immediately preceding such Settlement Date. In the event any collections received in the Lockbox are not identifiable as to any given Account Receivable, Servicer shall maintain such collections in the Purchaser's Account until such time as Purchaser and Seller have agreed on the identity of the Account Receivable to which such collections relate, and, on the following Settlement Date (subject to satisfaction of the conditions described above in clauses (i) through (iii)), such collections will be paid over to the Obligee related thereto. Servicer agrees to cooperate with Purchaser and Seller in identifying the Person to whom any such collections should be paid and shall promptly forward to Seller any notices, writings, or other information actually received by Servicer with respect to any Unsold Receivable; provided, however, that Servicer is not under any obligation whatsoever to enforce payment or collection of any Unsold Receivable and that Servicer has no duty or obligation with respect to any Unsold Receivable other than as expressly set forth in this
Section 2.01. Moreover, Servicer agrees that it will not take any action with respect to any Unsold Receivable (other than as expressly set forth herein) without Seller's consent. If requested by Purchaser, Servicer will make its books and records reasonably available to Seller from time to time for purposes of ensuring Servicer's compliance with the terms of this Agreement and the Servicer's proper direction of collections received in the Lockbox and Purchaser's Account.

         2.02 Policies and Procedures. Subject to the provisions of Section 2.03, Servicer shall specifically identify, and provide access to, those of Servicer's manuals and records in which the Policies and Procedures are codified or documented and permit inspection of the same by Purchaser, Lender, and Underwriter or as required by law or regulatory authorities. Servicer shall provide copies of specific Policies or Procedures applicable to the Purchased Receivables on or prior to the Closing Date, and thereafter as Purchaser reasonably requests.

         2.03 Access to Premises. During the term of this Agreement, Servicer will, (i) so long as there is then no Servicing Agreement Event of Default or Event of Default in existence, during Seller's regular business hours and with reasonable prior notice, not more than two (2) times per Fiscal Year, and during the existence of a Servicing Agreement Event of Default or an Event of Default, at any time without prior notice, provide Purchaser (or its designee) with access (a) to the location where the Services are being performed; (b) to those of Servicer's employees providing Services; and (c) to all facilities, data, applicable software, records, files and Books and Records relating to the


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Purchased Receivables and their Related Rights and Property, for the purpose of monitoring compliance with this Agreement. No Person shall be granted such access unless such Person is bound (directly or indirectly) by Section 7.04 or by an effective confidentiality agreement containing terms substantively similar to the terms set forth in Section 7.04, with such conforming changes as are necessary to reflect the agreement of Servicer and such Person; provided, however, that such Person and Servicer may, but neither shall be obligated to, agree on different terms respecting such confidential treatment.

         2.04 Collection of Purchased Receivables. Except as specifically provided in this Agreement, Servicer shall undertake on Purchaser's behalf to collect all payments of Purchased Receivables in accordance with the Policies and Procedures and the Services. Servicer shall not have the power and authority to permit or agree to any Deduction without the Purchaser's prior consent (except as may otherwise be expressly contemplated in the Purchase Agreement or Credit Agreement). Servicer shall cause all Account Debtors of the Purchased Receivables to remit their payment on the Purchased Receivables to the Lockbox.

         2.05 Ownership of Accounts. Purchaser shall be the owner and holder of all Purchased Receivables and their Related Rights and Property and shall have all rights, powers, and privileges with respect thereto as such owner and holder. Servicer acknowledges and agrees that it has (i) no right, title, or interest in or to the Purchased Receivables, their Related Rights and Property, outstanding balances on the Purchased Receivables, or payments made by Account Debtors with respect to the Purchased Receivables, and (ii) no right, privilege, or power to establish or modify any terms or conditions of the Underlying Contract or other instruments relating to the Purchased Receivables. From the Closing Date through the Program Termination Date, Servicer shall maintain all information relating to the Purchased Receivables in a format that will allow Servicer to segregate, and Servicer shall segregate, the Purchased Receivables from other Accounts Receivable that Servicer, either in its capacity as Servicer or as Conexant, as applicable, may be servicing, so that access to such information is readily available and each Purchased Receivable is segregated, clearly marked, and readily identified as being segregated, from other of the Servicer's Accounts Receivable.

         2.06 Compliance With Laws; Notice of Litigation. Servicer shall provide all Services in compliance in all material respects with applicable international, federal, and state laws and regulations. Servicer shall promptly advise Purchaser in writing of any actual or threatened litigation or regulatory investigation of which it has knowledge and which relates to the Purchased Receivables, their Related Rights and Property, or the Program Documents.

         2.07 Maintenance of Business and Personnel. Throughout the term hereof, Servicer shall preserve its business organization and business (as conducted on the Closing Date) and keep available the equipment, facilities, and work force of personnel of a quality and quantity capable of rendering Services in accordance with the Policies and Procedures and at a level of quality comparable to the services it currently provides with respect to the collection of its Accounts Receivable. Without the prior written approval of Purchaser and Lender, Servicer may not outsource all or any portion of the Services other than with respect to the Lockbox.

         2.08 Bankrupt Account Debtors; Notice of Payment Issues. Upon receipt by Servicer of a petition filed in bankruptcy by an Account Debtor of a Purchased Receivable, Servicer shall (i) promptly notify Purchaser and Lender of


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the petition; (ii) promptly forward a copy of such petition to Purchaser and
Lender; (iii) promptly submit a claim under the Policy and fully and diligently cooperate with Underwriter in all matters relating to the prosecution of that claim; and (iv) if such claim is not paid by Underwriter, fully and diligently assist Purchaser in connection with the continued prosecution of the claim, including, without limitation, any re-submission of the claim, or any appeal of denial of coverage under the Policy, or assisting Purchaser in filing suit over Underwriter's denial of coverage. Servicer shall promptly forward to Lender, Purchaser, and Seller all notices relating to a Purchased Receivable which Servicer receives and which in any way implicate the corresponding Account Debtor's willingness or ability to pay on such Purchased Receivable.

         2.09 Negative Covenants.

         (a) Legal Action. Servicer shall not initiate any litigation with respect to collection of any Purchased Receivable without prior approval of (i) if no Servicing Agreement Event of Default or Event of Default is in existence, the Purchaser and (ii) at all other times, Purchaser and Lender. Servicer shall not, and shall not be obligated to, initiate or maintain any litigation if doing so would conflict with or violate the terms of the Policy or otherwise render the Policy ineffective, in whole or in part. In any event, Purchaser shall be responsible for paying the related expenses of such action.

         (b) Other Action. Subject to Section 2.09(a), Servicer shall not take any action or fail to take any action under this Agreement with respect to any Purchased Receivable which could reasonably be expected to impair any rights of Lender, Purchaser, or Underwriter in and to such Purchased Receivable and its Related Rights and Property and such Persons' respective rights under the Policy, and Servicer shall not amend, terminate, or otherwise modify or prejudice any of Purchaser's rights with respect to any terms or conditions of any Purchased Receivable or its related Underlying Contract (to the extent applicable to such Purchased Receivable) without Purchaser's, Lender's, and Underwriter's prior written consent. Servicer shall promptly correct any errors that become known to Servicer with respect to any aspect of the servicing of the Purchased Receivables and shall notify Purchaser, Lender, and Underwriter immediately in writing of any material errors, including, without limitation, errors that may have occurred prior to the Closing Date.

         (c) Change in Policies and Procedures. During the term hereof, Servicer shall not make any change in the Policies and Procedures in any material respect or in any way which would cause the Policy to become ineffective in whole or in part without Purchaser's, Lender's, and Underwriter's written consent, which consent shall not be unreasonably withheld or delayed.

         (d) Chief Executive Office. Servicer will not change its chief executive office, its state of organization, or the location where it maintains its Books and Records (each as stated in Section 5.01(e)) without the prior written consent of Purchaser and Lender.

         2.10 Affirmative Covenants. Servicer hereby covenants and agrees that:

         (a) Servicer shall continue to use throughout the term of this Agreement the contingency procedures which were delivered to Lender on or about the Closing Date, including but not limited to contingency procedures for data


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processing, telecommunications, payment processing, and off-site maintenance and retention of Purchased Receivables and their related Books and Records, as the same may be amended from time to time with, in cases where any such amendment is material, the consent of Purchaser, Lender, and Underwriter, which consent of the Purchaser and the Lender shall not be unreasonably withheld.

         (b) Servicer shall directly provide all Services related to the Purchased Receivables pursuant to systems, software, and applications used by Servicer. Other than (i) the agreements regarding the Lockbox and (ii) any licensing or use agreements relating to any software used by Servicer in the performance of its duties hereunder, Servicer has no agreements, contracts, or other understandings or arrangements with any third party relating to the administration or collection of its Accounts Receivable or the Purchased Receivables.

         2.11 Grant of License. Pursuant to the Receivables Purchase Agreement, Seller, among other things, granted Purchaser a limited license (which Purchaser may not exploit in its own right, but rather may only assign such license to certain third parties) to use any of Seller's tradenames, trademarks, or service marks for the limited purposes of billing, collecting, settling, compromising, or otherwise disposing of any Purchased Receivable purchased by Purchaser from Seller and its Related Rights and Property. Pursuant to the terms of the Receivables Purchase Agreement, Purchaser hereby assigns such limited license to Servicer for purposes of Servicer's performing its duties under this Agreement.


                                  ARTICLE III
                          FEES, PAYMENTS AND SETTLEMENT

         3.01 Servicing Fees. In consideration for the performance of Services in accordance herewith, Purchaser shall pay to Servicer a weekly servicing fee ("Servicing Fee"), payable on each Settlement Date (other than the initial Settlement Date), in an amount equal to one percent (1%) (on a per annum basis, based on an assumed year of 360 days for the actual number of days elapsed since the immediately preceding Settlement Date) of the Uncollected Value of all Purchased Receivables as of such Settlement Date (including the Accounts Receivable purchased by Purchaser on such Settlement Date).

         3.02 Settlement. Servicer shall prepare and deliver to Purchaser and Lender (and to Underwriter upon its reasonable request) on each Preparation Date (with all data to be included therein to be calculated as of the opening of business on such Preparation Date), a fully completed and executed report, in form substantially similar to Exhibit B, attached hereto and made a part hereof, certified by a Senior Officer of Servicer (each, an "IRPF Receivables Report"), with the following information (provided, however, that any information required below which is also required to be reported on the form of Settlement Report need not be reported in the IRPF Receivables Report, unless Purchaser or Lender shall make a reasonable request to the contrary):

         (a) each of the Purchased Receivables which were purchased prior to such Preparation Date and remain Purchased Receivables as of such Preparation Date, their respective Uncollected Values, their respective due dates, invoice number, Borrowing Base value, and any Deductions which may have been granted on


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or earned with respect to such Purchased Receivables (or the Account Debtors related thereto) before such Preparation Date;

         (b) the aging of each Purchased Receivable as of such Preparation Date;

         (c) each of the Purchased Receivables which became Discharged Receivables or Designated Receivables since the immediately preceding Preparation Date and their respective Uncollected Values as of such Preparation Date;

         (d) all collections, Policy Proceeds, and payments received as of such Preparation Date on account of any Purchased Receivable, Designated Receivable, Discharged Receivable, or Unsold Receivable received since the immediately preceding Preparation Date;

         (e) the outstanding principal balance and accrued, but unpaid interest on the Subordinated Note, (i) as of the opening of such Preparation Date and
(ii) after giving effect to all payments to be paid on the Subordinated Note on the immediately following Settlement Date in accordance with Sections 2.08(d) and (e) of the Credit Agreement, as applicable;

         (f) the amount of any insurance premiums which are or will be due and payable on the immediately following Settlement Date or which have accrued as of such Preparation Date but are not yet payable and will not be due and payable on such immediately following Settlement Date;

         (g) the amount of any Lockbox fees which are or will be due and payable on the immediately following Settlement Date;

         (h) a detailed accounting of any modifications or adjustments which have been, or are required to be, made with respect to any prior IRPF Receivables Reports; and

         (i) the amount of any Commitment Fee required to be paid by Purchaser for the Settlement Period ending on the immediately following Settlement Date.

Each IRPF Receivables Report shall be delivered no later than 3:00 P.M. (Richmond, Virginia, time) on each Preparation Date and shall be accompanied by copies of all supporting documentation and such additional back-up information, in each case, as Purchaser, Lender, or Underwriter shall reasonably request and is reasonably available to Servicer; provided that such IRPF Receivables Report shall be delivered to Underwriter only if it has requested such delivery. Servicer shall also assist Purchaser in preparing those Settlement Reports which it is required to submit under the Credit Agreement and shall deliver to Purchaser or Lender such other reports as Purchaser or Lender may reasonably request from time to time. The requirements of this Section are subject to change as mutually agreed among Purchaser, Conexant, Servicer, and Lender, pending further review and familiarity with the Servicer's accounting operation.

         3.03 Collections. Servicer agrees that all collections received by Servicer on account of the Purchased Receivables will be deemed to be held in trust for Purchaser and promptly deposited in the Purchaser's Account. Servicer agrees that all collections received by Servicer on account of any Unsold Receivables will be deemed to be held in trust for Seller and will be promptly deposited in the Purchaser's Account, pending payment over to Seller on the next


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Settlement Date in accordance with the terms of the Program Documents.

         3.04 Funds Received by Servicer After Program Termination Date. After the Program Termination Date, Servicer shall within three Business Days after receipt, forward, or cause to be forwarded, to the Lockbox or the Purchaser's Account all funds received by or credited to Servicer related to the Purchased Receivables and all correspondence received by Servicer which relates directly or indirectly to the Purchased Receivables. In the event Purchaser receives funds or correspondence relating to any Account Receivable which is not a Purchased Receivable, Purchaser shall within three Business Days after receipt, forward, or cause to be forwarded, to Servicer all such funds and correspondence. The obligation to transmit funds shall survive termination of this Agreement. Servicer hereby appoints and empowers Purchaser as its true and lawful attorney-in-fact solely to endorse any check or instrument made payable to Servicer and submitted as payment on any Purchased Receivable.

                                   ARTICLE IV
                        TERM AND TERMINATION; REPLACEMENT

         4.01 Term and Termination; Replacement.

         (a) Term. Except as otherwise provided herein, this Agreement shall commence on the Closing Date and shall continue in full force and effect until the Program Termination Date, with the parties acknowledging that any extension or termination of the Program Termination Date by Purchaser and Lender in accordance with the Credit Agreement shall cause a corresponding extension or termination of the term of this Agreement. The termination of this Agreement shall not terminate, affect, or impair any rights, obligations, or liabilities of either party hereto which may accrue prior to such termination or which, under the terms of this Agreement, continue after the Program Termination Date.

         (b) Early Termination. This Agreement may be terminated, reserving all other remedies and rights hereunder in whole or in part, by (i) either party upon the occurrence of a Servicing Agreement Event of Default caused by the other party and (ii) Purchaser upon the occurrence and during the continuance of an Event of Default under the Credit Agreement; provided that, in either case, no termination of this Agreement shall be effective until Lender shall have received written notice of such intent to terminate and shall have consented to such termination, which consent shall not be delayed beyond that time required for Purchaser and Lender to engage the services of a successor Servicer.

         (c) For purposes of this Agreement, a "Servicing Agreement Event of Default" shall mean the occurrence of any one or more of the following events:

              (i) a party to this Agreement fails to make a payment in accordance with Article III (other than pursuant to a bona fide dispute over the amount which is payable) when such payment becomes due and payable and such failure continues for a period of three Business Days; or

              (ii) a party to this Agreement defaults in the performance of any of its other duties or obligations under this Agreement and such default is not cured within fifteen days from the date of notice of such default from the other party; or


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              (iii) the filing of any petition in bankruptcy or for
reorganization or debt consolidation under the federal bankruptcy laws or under any comparable law by or against a party to this Agreement, or upon the making of an assignment by a party of its assets for the benefit of creditors, or upon the application of a party for the appointment of a receiver or trustee of its assets; or

              (iv) any representation or warranty made by a party to this Agreement is determined to have been false in any material respect when made.

         (d) Servicer agrees that Lender may, but shall have no obligation to do so, cure any Servicing Agreement Event of Default where Purchaser is the defaulting party.

         (e) The Servicer and Purchaser agree that, if Lender, in the exercise of its commercially reasonable judgment, determines that the Services are not being provided according to the standards set forth herein (regardless of whether any Servicing Agreement Event of Default then has occurred or is continuing) or that an event or series of events occurs which has a reasonable likelihood of preventing Servicer from providing the Services in the manner required herein, Lender may, by notice to both Purchaser and Servicer and after consultation with each of them, and subject to clause (g) below, replace the current Servicer with a replacement Servicer reasonably acceptable to Lender (and once appointed by Lender, such replacement Servicer shall not be subject to replacement by Purchaser except upon the occurrence and during the continuance of a Servicing Agreement Event of Default caused by such replacement Servicer).

         (f) In conjunction with any termination of this Agreement by Purchaser, Purchaser shall engage the services of a replacement Servicer of its choosing, subject to clause (g), below.

         (g) Any replacement Servicer selected by Lender or Purchaser (i) must be reasonably acceptable to Lender, (ii) may not be a competitor or direct customer of Conexant, and (iii) must provide, as a substantial part of, and in the ordinary course of, its business, services similar to the Services.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.01 Representations and Warranties of Servicer. Servicer represents and warrants to Purchaser as follows:

         (a) Organization. Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Capacity; Authority; Validity. Servicer has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the performance by Servicer of its obligations hereunder have been duly and validly authorized by all necessary corporate action of Servicer, and this Agreement has been duly executed and delivered by Servicer and, assuming the due authorization, execution, and delivery thereof by Purchaser, constitutes the valid and binding


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obligation of Servicer, enforceable against Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity.

         (c) Conflicts; Defaults; Etc. Neither the execution and delivery of this Agreement by Servicer nor the performance by Servicer of its obligations hereunder will (i) conflict with, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any contract, instrument, agreement, or commitment to which Servicer is a party or by which it is bound, where such conflict, breach, or event could reasonably be expected to have a material adverse effect on Servicer and its Subsidiaries taken as a whole, the consummation of the transactions contemplated herein, or the enforceability of this Agreement, (ii) violate the articles of incorporation or by-laws, or any other equivalent organizational document, of Servicer, (iii) result in the creation of any Lien, upon any of Servicer's assets other than Permitted Encumbrances, or (iv) require any consent or approval under any judgment, order, writ, decree, permit or license, to which Servicer is a party or bound, or to which Servicer or any of its assets are subject, where the failure to obtain such consent could reasonably be expected to have a material adverse effect on Servicer and its Subsidiaries taken as a whole, the consummation of the transactions contemplated herein, or the enforceability of this Agreement.

         (d) Consents. No consent, authorization or approval of, or exemption by, or filing with, any Governmental Body or any other Person is required to be obtained by Servicer in connection with the execution and delivery by Servicer of this Agreement or Servicer's performance of its obligations hereunder.

         (e) Chief Executive Office; Filing Data. Servicer's federal taxpayer identification number is 25-1799439 and its organizational identification number is 2650153. Servicer's chief executive office is located at 4000 MacArthur Boulevard, Newport Beach, CA 92660, and all of Servicer's Books and Records relating to the Purchased Receivables are kept at such location. Servicer is organized under the laws of the State of Delaware and its exact legal name is:
CONEXANT SYSTEMS, INC.

         5.02 Representations and Warranties of Purchaser. Purchaser represents and warrants to Servicer as follows:

         (a) Organization. Purchaser is a limited liability company, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Capacity; Authority; Validity. Purchaser has all necessary power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the performance by Purchaser of its obligations hereunder have been duly and validly authorized by all necessary limited liability company action of Purchaser, and this Agreement has been duly executed and delivered by Purchaser, and, assuming the due authorization, execution and delivery thereof by Servicer, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity.

         (c) Conflicts; Defaults; Etc. Neither the execution and delivery of this Agreement by Purchaser nor the performance by Purchaser of its obligations hereunder will (i) conflict with, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any contract, instrument, agreement, or commitment to which Purchaser is a party or by which it is bound, (ii) violate the articles of incorporation or bylaws, or any other equivalent organizational document, of Purchaser, (iii) result in the creation of any Lien upon any of Purchaser's assets other than Permitted Encumbrances, or (iv) require any consent or approval under any judgment, order, writ, decree, permit or license, to which Purchaser is a party or bound, or to which Purchaser or any of its assets are subject the failure of which to obtain could reasonably be expected to have a Material Adverse Effect.

         (d) Consents. No consent, authorization or approval of, or exemption by, or filing with, any Governmental Body or any other Person is required to be obtained by Purchaser in connection with the execution and delivery by Purchaser of this Agreement or Purchaser's performance of its obligations hereunder.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.01 Servicer's Indemnification Obligations. Servicer shall be liable to and shall indemnify, defend, and hold each of Purchaser, Lender, and Underwriter and their respective officers, directors, employees, subcontractors and permitted assigns, harmless from and against any and all Losses arising from or relating to (i) breach by Servicer of any representation, warranty, or covenant of Servicer hereunder, (ii) failure by Servicer to perform its obligations hereunder; (iii) the failure by Servicer or its agents, directors, officers, servants, or employees to comply with any international, federal, state, or local law or regulation; (iv) any other act, omission, or misrepresentation by Servicer or its agents, directors, officers, servants or employees with respect to any Purchased Receivables, the Policies and Procedures, or the Services; provided, however, that (x) Servicer shall not be required to indemnify any of the aforementioned indemnitees (each, and "Indemnitee") for Losses arising from such Indemnitee's own gross negligence or willful misconduct and (y) nothing in this Article VI shall be deemed to provide indemnification to Purchaser for credit losses due to defaulted Accounts Receivable.

         6.02 Survival of Indemnification Obligations. The obligations of the parties set forth in this Article 6 shall survive the Program Termination Date.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.01 Cooperation. Purchaser shall furnish or cause to be furnished to Servicer all powers of attorney and other documents necessary or appropriate to enable Servicer to carry out its servicing duties hereunder. Each party shall provide such reasonable cooperation and assistance to the other party as may be necessary to enable Servicer to perform the servicing obligations hereunder and to enable Purchaser to monitor the Purchased Receivables and the servicing obligations of Servicer.

         7.02 Notices. All notices and other communications by Purchaser, Servicer, or Lender hereunder shall be in writing to the other parties (and to Lender) and shall be deemed to have been duly given when delivered in person or to an overnight courier service, receipt requested, or sent via telecopy transmission, receipt requested or when posted by the United States registered or certified mail, with postage prepaid, addressed as follows:

         If to Purchaser, to:

         Conexant USA, LLC
         4000 MacArthur Boulevard
         Newport Beach, CA 92660
         Attn:    Kerry K. Petry, Vice President and Treasurer
         Fax:  949-483-9493
         Confirmation:  949-483-5249

         with copy to:

         Wachovia Bank, National Association
         901 E. Byrd Street
         6th Floor, WS2035
         Richmond, VA  23219
         Attn:  Brian J. Fulk, Structured Trade Finance
         Fax:  804-868-1477
         Confirmation:  804-868-1463

         If to Servicer, to:

         Conexant Systems, Inc.
         4000 MacArthur Boulevard
         Newport Beach, CA 92660
         Attn: Solomon Tedla, Executive Director, Finance, WorldWide Sales Controller
         Fax:  949-483-9570
         Confirmation:  949-483-3046

         with copy to:

         Wachovia Bank, National Association (at the address shown above).

or in accordance with such other address information as the party to receive notice (or copy thereof) may provide in writing to the other party in accordance with the above notice provisions. Any notice given by any other method will be deemed to have been duly given upon receipt thereof.

         7.03 Assignment.

         (a) The rights of any party under this Agreement shall not be assigned or transferred by any party without the prior written approval of the other party hereto and Lender; provided, however, that the parties hereto acknowledge and agree that:

              (i) Purchaser intends (A) to finance, in part, its purchase of the Purchased Receivables through extensions of credit from Lender and (B) to insure the collection of such Purchased Receivables under the Policy;

              (ii) Purchaser may assign its rights under this Agreement, each other Program Document, and the Purchased Receivables to Lender in connection with such financing; and

              (iii) to the extent a Purchased Receivable is paid under the Policy, Purchaser may, with respect to such Purchased Receivable, assign its rights under this Agreement, each other Program Document, and such Purchased Receivable to Underwriter, to the extent such rights affect, or are related to, such Purchased Receivable.

         (b) During the continuation of any Event of Default, Servicer agrees that Lender shall have all the rights (but none of the obligations) of Purchaser hereunder, to the same extent as Purchaser, and that Servicer shall continue to perform its obligations hereunder for the benefit of Lender until the Program Termination Date, unless Servicer is otherwise released from its obligation to perform in accordance with this Agreement.

         (c) Servicer agrees that Lender and Underwriter are third-party beneficiaries to this Agreement (in each case, to the extent described in this Section 7.03) and shall be entitled to and have standing to enforce the rights of Purchaser hereunder (in each case, to the extent described in this Section 7.03). Any attempt by any party to assign or transfer this Agreement contrary to the terms and conditions of this section shall be null and void.

         7.04 Confidentiality.

         (a) Each party hereto agrees to the following confidentiality terms (with it being understood that, for purposes of this Section 7.04, the "Recipient" shall mean the Person to whom any Confidential Information is provided, the "Provider" means the Person who provides such Confidential Information to the Recipient, and "Confidential Information" (as further defined below) means the Confidential Information of the Provider):

              (i) The Recipient will receive, maintain and hold the Confidential Information in confidence and will use at least the same level of care in safeguarding the Confidential Information that it uses with respect to other confidential information in its possession but in no event less than reasonable care under the circumstances;

              (ii) The Recipient agrees to take all steps reasonably necessary and appropriate to ensure that its employees or other persons to whom disclosure is authorized hereunder treat the Confidential Information as confidential and to ensure that such employees or other persons to whom disclosure is authorized hereunder act in accordance with and abide by the terms of this letter regarding the Confidential Information;

              (iii) The Recipient will use the Confidential Information solely for purposes of the Program and matters reasonably related thereto and may disclose Confidential Information to the Underwriter; and

              (iv) The Recipient will not disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble or transfer, directly or indirectly, the Confidential Information, except as authorized in this letter, as otherwise authorized in writing by the Provider in conjunction with the Program, or unless otherwise agreed by the Provider.

         (b) The Recipient agrees that it shall not (without the prior written consent of the Provider) disclose to any third party, except (i) its affiliates, officers, employees and legal counsel on a confidential basis, (ii) as required by law, regulation or other applicable judicial or governmental order, (iii) on a limited basis as is reasonably necessary to prepare any claim or defense arising from or in connection with the Program or the Program Documents, or (iv) as expressly contemplated in the Program Documents: (A) the Confidential Information or (B) the fact that Confidential Information with respect to the Program has been disclosed or made available.

         (c) As used herein, "Confidential Information" means all information disclosed or provided by the Provider to the Recipient or its agents or representatives in connection with the Program and all information regarding the Provider's business, assets, affiliates, and customers, so long as such information is marked confidential or otherwise of a type considered confidential in the ordinary course of business, but does not include information that: (i) is generally available to the public, (ii) hereafter, through no breach of this Section 7.04 by the Recipient or its agents or representatives, becomes generally available to the public, (iii) corresponds in substance to information furnished to the Recipient hereafter on a non-confidential basis by any third party having a legal right to do so, or (iv) was developed by, or for, the Recipient independently of any disclosure or use of the Confidential Information.

         (d) At any time upon the written request of the Provider, the Confidential Information, including all copies and embodiments thereof (including all copies and/or any other form or reproduction and/or description thereof made by the Recipient), in the possession of the Recipient, shall, at Recipient's option, be promptly returned to the Provider or promptly destroyed, except that the portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by the Recipient or its agents, attorneys or employees, oral or electronic Confidential Information, and any Confidential Information not so requested and returned will be held by the Recipient and kept subject to the terms of this letter or destroyed to the extent practicable and permitted by law. Whether the Confidential Information or other embodiments of the Confidential Information is to be returned or destroyed pursuant to this paragraph, such return or destruction shall, upon written request of the Provider, be certified in writing by an authorized officer of the Recipient. The return or destruction of the Confidential Information or other embodiments of the Confidential Information shall not relieve the Recipient of its confidentiality obligations contained in this letter.

         (e) The Recipient acknowledges that the disclosure or unauthorized use of all or any part of the Confidential Information disclosed could result in irreparable harm to the Provider, for which there may be no adequate remedy at law. In the event of an unauthorized disclosure of the Confidential Information by the Recipient, or other unauthorized use thereof, the Provider shall be entitled to seek equitable relief, including an injunction to restrain the unauthorized disclosure or unauthorized use and to prevent further breach of this letter. The foregoing remedy of injunctive relief shall not be the sole and exclusive remedy available to the Provider, and the Provider shall be entitled to damages occasioned by the unauthorized disclosure or use to the extent determined by law.

         (f) Neither this Section 7.04 nor any disclosure made hereunder by the Provider shall be deemed, by implication or otherwise, to vest in the Recipient any license or other ownership rights to or under any of the Confidential Information, patents, copyrights, trademark rights, intellectual property, know-how or trade secrets, or any other proprietary rights whatsoever.

         (g) The confidentiality provisions set forth in this Section 7.04 shall
(i) survive the Program Termination Date and (ii) terminate upon the earliest to occur of five (5) years after the Program Termination Date or such other date mutually agreed upon by the parties hereto.

         7.05 Severability. If any provision or portion thereof of this Agreement is held invalid, illegal, void, or unenforceable by reason of any rule of law, administrative or judicial provision, or public policy, such provision shall be ineffective only to the extent invalid, illegal, void, or unenforceable, and the remainder of such provision and all other provisions of this Agreement shall nevertheless remain in full force and effect.

         7.06 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, constitute the entire agreement between the Servicer on the one hand and the Purchaser on the other relating to the subject matter herein. This Agreement may be amended only by a written document signed by each of the parties and with the prior written consent of Lender and, to the extent such amendment relates to the Policy or the administration thereof, or the satisfaction of any requirements or conditions contained in the Policy, Underwriter. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement except as expressly set forth herein.

         7.07 Waivers. One party hereto may, by a signed written notice to the other party hereto and with the Lender's prior written consent, (a) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of one party, shall be deemed to constitute a waiver by such party of compliance with any of the representations, warranties, covenants, conditions, or agreements contained in this Agreement. The waiver by one party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No party may consent to the waiver of any term or condition in this Agreement which relates to the Policy or the administration thereof, or the satisfaction of any requirements or conditions contained in the Policy, without the Lender's and Underwriter's prior written consent.

         7.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Laws).

         7.09 Books and Records. During the term of this Agreement and for any period required by applicable law, each party shall maintain books of account and records, in accordance with GAAP, of all transactions arising in connection with its obligations pursuant to this Agreement.

         7.10 Expenses. Except as otherwise expressly set forth herein, any costs, expenses, or other charges incurred by either of the parties hereto shall be borne by the party incurring such cost, expense, or charge.

         7.11 Relationship of the Parties. The parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create, and shall not be construed to create, a relationship of partner or joint venture or any association for profit between or among any of Lender, Servicer, Seller, or Purchaser.

         7.12 Headings. The headings contained herein are for convenience of reference only and are not intended to define, limit, expand, or describe the scope or intent of any provisions of this Agreement.

         7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but together shall constitute one and the same instrument. This Agreement may be executed and delivered via facsimile signatures.

         7.14 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT; (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE COURTS OF THE STATE OF NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK FOR THE ENFORCEMENT OF THIS AGREEMENT AND THE OTHER PROGRAM DOCUMENTS; (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE AND DISTRICT DESCRIBED ABOVE FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT OR THE OTHER PROGRAM DOCUMENTS; AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON

IT IN THE MANNER PRESCRIBED IN SECTION 7.02. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT ANY PARTY FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST ANY OTHER PARTY PERSONALLY, AND AGAINST ANY ASSETS OF SUCH OTHER PARTY, WITHIN ANY OTHER STATE OR JURISDICTION.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Servicing Agreement on the day and year first above written.

                                   CONEXANT USA, LLC



                                   By:  /s/ Kerry K. Petry
                                      ---------------------------------------
                                   Name:   Kerry K. Petry
                                   Title:  Vice President and Treasurer



                                   CONEXANT SYSTEMS, INC.



                                   By:  /s/ J. Scott Blouin
                                      ---------------------------------------
                                   Name:   J. Scott Blouin
                                   Title:  Senior Vice President and
                                           Chief Financial Officer

                                    Exhibit A

                                    Services

         Servicer shall perform, or shall cause the performance of (to the extent permitted in this Agreement), each of the following (collectively, the "Services"):

         (a) At the request of Purchaser, prepare and deliver to Lender Advance Requests containing payment instructions as directed by Purchaser;

         (b) Carry on all dealings with Underwriter on behalf of Purchaser regarding the enforcement, maintenance, and administration of the Policy, including, without limitation, (i) assist Purchaser in causing the timely payment of any premiums under the Policy; (ii) submitting Purchased Receivables for payment under the Policy and assisting in identifying, collecting, and delivering supporting documentation to Underwriter for processing of any claim;
(iii) resubmitting claims initially denied under the Policy; (iv) assisting Purchaser in enforcing its rights under the Policy against Underwriter; (v) assisting in the settlement of disputes between Underwriter and Purchaser; (vi) assisting Purchaser in submitting to Underwriter all information and materials requested by it or required under the Policy; and (vii) assisting Purchaser in complying with all obligations of Purchaser under the Policy;

         (c) Prepare and deliver IRPF Receivables Reports as prescribed in the Program Documents;

         (d) Respond to Lender's inquiries, and otherwise cooperate with Lender, regarding the Purchased Receivables, the Policy, the Program, and the Program Documents and all transactions contemplated therein;

         (e) Cause the Lockbox and the Purchaser's Account to be maintained in accordance with the Program Documents, including, without limitation, ensuring that all associated fees are timely paid;

         (f) Assist Purchaser in calculating the Borrowing Base and preparing and delivering each Settlement Report; and

         (g) Bill, collect, and process all collections on the Purchased Receivables and otherwise administer to the collection of the Purchased Receivables, including, without limitation, identifying collections, applying collections to particular Purchased Receivables, maintaining aging reports of the Purchased Receivables, identifying all Designated Receivables and calculating the Settlement Price thereof, ensuring Designated Receivables and their Related Rights and Property are conveyed to Conexant upon receipt of the Settlement Price, and ensuring that Deductions are, as applicable, (i) authorized, earned, and applied appropriately, (ii) accord with the terms of the Program Documents, and (iii) documented by credit memoranda or similar papers.

                                    Exhibit B

                         Form of IRPF Receivables Report

                                [TO BE ATTACHED]